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                                                                         Ex-23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement in Form N-14") of our report dated February 17, 1998 relating to the financial statements and financial highlights of the UBS International Equity Fund appearing in the December 31, 1997 Annual Report to Shareholders of The UBS Private Investor Funds, Inc. - International Equity Fund, which is also incorporated by reference into the Registration Statement on Form N-14.


PRICEWATERHOUSECOOPERS LLP



New York, New York
September 21, 1998

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